Exhibit 99.2

Ondas Holdings Inc. Prices Upsized $40.0 Million Public Offering of Common Stock and Pre-Funded Warrants

BOSTON, MA – June 10, 2025 – Ondas Holdings Inc. (NASDAQ: ONDS) ("Ondas" or the "Company"), a leading provider of private industrial wireless networks and commercial drone and automated data solutions through its Ondas Networks and Ondas Autonomous Systems business units, announced today that it has priced its underwritten public offering of 22,400,000 shares of its common stock, or in lieu of common stock, pre-funded warrants to purchase up to 9,600,000 shares of its common stock, at an exercise price of $0.0001 per share. The public offering price of each share of common stock is $1.25 and the offering price of each pre-funded warrant is $1.25, minus $0.0001, which is the per share exercise price of the pre-funded warrant. The pre-funded warrants are exercisable immediately and will expire three years from the date of issuance. Ondas expects the gross proceeds from this offering to be approximately $40.0 million, before deducting the underwriting discount and other estimated offering expenses. Ondas intends to use the net proceeds from this offering for general corporate purposes, including funding capital expenditures and providing working capital. Ondas has granted the underwriter a 30-day option to purchase up to 4,800,000 additional shares of its common stock. Ondas expects to close the offering, subject to the satisfaction of customary conditions, on or about June 11, 2025.

Oppenheimer & Co. Inc. is acting as the sole underwriter for the offering.

A shelf registration statement on Form S-3 (File No. 333-286642) relating to the shares of common stock to be issued in the offering was filed with the Securities and Exchange Commission ("SEC") on April 18, 2025 and was declared effective on April 25, 2025. A preliminary prospectus supplement and accompanying prospectus describing the terms of the offering has been filed with the SEC and a final prospectus supplement will be filed with the SEC. Copies of the final prospectus supplement and the accompanying prospectus relating to the securities being offered may also be obtained, when available, from Oppenheimer & Co. Inc. Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, or by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com. Electronic copies of the final prospectus supplement and accompanying prospectus will also be available on the SEC's website at http://www.sec.gov.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the expected timing or completion of the offering, the expected gross proceeds therefrom and the intended use of net proceeds therefrom. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. These risks and uncertainties relate, among other things, to fluctuations in our stock price, changes in market conditions and satisfaction of customary closing conditions related to the public offering. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading "Risk Factors" discussed under the caption "Item 1A. Risk Factors" in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption "Item 1A. Risk Factors" in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. There can be no assurance that we will be able to complete the public offering on the anticipated terms or at all. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts
IR Contact for Ondas Holdings Inc.
888.350.9994
ir@ondas.com

Media Contact for Ondas
Escalate PR
ondas@escalatepr.com

Preston Grimes
Marketing Manager, Ondas Holdings Inc.
Preston.grimes@ondas.com